STANDEX INTERNATIONAL CORPORATION ● SALEM, NH 03079 ● TEL (603) 893-9701 ● FAX (603) 893-7324 ● WEB www.standex.com

Contact:

Thomas DeByle, CFO

FOR IMMEDIATE RELEASE

(603) 893-9701

e-mail:  InvestorRelations@Standex.com

STANDEX BROADENS PENETRATION OF AVIATION MARKET

WITH AGREEMENT TO ACQUIRE ENGINETICS

Acquisition Offers Complementary Technology and Sales Synergy Opportunities

SALEM, NH – August 19, 2014 . . . . Standex International Corporation (NYSE:SXI) announced today that it has entered into an exclusive agreement to acquire Ohio-based Enginetics Corporation, a leading producer of aircraft engine components for all major aircraft platforms.  The completion of the transaction is subject to customary closing conditions and is anticipated to close on or before September 11, 2014.  Enginetics had revenue of approximately $30 million in the trailing 12 months.  This acquisition is expected to be accretive to earnings in the range of $0.03 to $0.05 excluding the impact of purchase accounting related to inventory and long term backlog in the remainder of Fiscal 2015 and $0.07 to $0.09 in the full year Fiscal 2016 excluding the impact of long term backlog.1

“This acquisition supports our corporate strategy to position our businesses for faster growth,” said Standex CEO David Dunbar.  “Enginetics will further solidify Standex’s expansion into the steadily growing aviation market for high-efficiency engines.  Enginetics’ hydroforming, press forming and stretch forming processes generate products that are highly complementary to our current offerings, and will enable deeper market penetration in aviation for our Engineering Technologies Group.1”

“This acquisition is an important step for the Engineering Technologies Group, as it will increase our breadth of opportunity in the aviation market,” said Len Paolillo, President, Engineering Technologies Group.  “We will be able to expand the suite of products we offer existing customers by producing more internal engine components using Enginetics’ metal forming and other value added core technologies.  We also expect to be able to expand strategic relationships for new business and sell Enginetics’ product solutions into non-aviation markets currently served by Standex.1  In addition, Enginetics’ steady revenue stream in long running aircraft programs is expected to help smooth some of the higher variability project based business of Engineering Technologies Group’s other markets.1”

About Enginetics

Headquartered in Huber Heights, Ohio, Enginetics produces commercial components for the commercial aviation market through a variety of forming processes.

About Standex

Standex International Corporation is a multi-industry manufacturer in five broad business segments: Food Service Equipment Group, Engineering Technologies Group, Engraving Group, Electronics Products Group, and Hydraulics Products Group with operations in the United States, Europe, Canada, Australia, Singapore, Mexico, Brazil, Argentina, Turkey, South Africa, India and China.  For additional information, visit the Company's website at http://standex.com.

1 Safe Harbor Language

Statements in this news release include, or may be based upon, management's current expectations, estimates and/or projections about Standex's markets and industries.  These statements are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Actual results may materially differ from those indicated by such forward-looking statements as a result of certain risks, uncertainties and assumptions that are difficult to predict. Among the factors that could cause actual results to differ are the impact of implementation of government regulations and programs affecting our businesses, unforeseen legal judgments, fines or settlements, general domestic and international economy including more specifically increases in raw material costs, the ability to substitute less expensive alternative raw materials, the ability to continue to successfully implement productivity improvements, increase market share, access new markets, introduce new products, enhance our presence in strategic channels, the successful expansion and automation of manufacturing capabilities and diversification efforts, the ability to continue to achieve cost savings through lean manufacturing, cost reduction activities, and low cost sourcing, effective completion of plant consolidations, successful completion and integration of acquisitions and the other factors discussed in the Annual Report of Standex on Form 10-K for the fiscal year ending June 30, 2013, which is on file with the Securities and Exchange Commission, and any subsequent periodic reports filed by the Company with the Securities and Exchange Commission.  In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date.  While the Company may elect to update forward-looking statements at some point in the future, the Company and management specifically disclaim any obligation to do so, even if management's estimates change.

Endnotes

News Release